UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2025

Astera Labs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41979	82-3437062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Tasman Drive, Suite 205
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 766-3806

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALAB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2025, the Board of Directors (the “Board”) of Astera Labs, Inc. (the “Company”) increased the authorized number of directors on the Board from seven to eight and, upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Craig Barratt to the Board and to replace Manuel Alba as a member of the Audit Committee of the Board (the “Audit Committee”), with each appointment effective March 2, 2025. The Board determined that Dr. Barratt is an independent director in accordance with applicable Nasdaq listing rules and the rules and regulations of the U.S. Securities and Exchange Commission. Dr. Barratt has been designated as a Class II director and plans to stand for election at the Company’s 2026 Annual Meeting of Stockholders.
Dr. Barratt is currently an independent business consultant. Until May 2020, Dr. Barratt served as Senior Vice President and General Manager of the Connectivity Group of Intel Corporation (Nasdaq:INTC), a semiconductor company, since its acquisition of Barefoot Networks, Inc., a computer networking company, in July 2019, where he previously served as President and Chief Executive Officer since April 2017. Dr. Barratt held several different roles at Google, Inc. (Nasdaq:GOOG), an Internet company, from June 2013 to January 2017, including Senior Vice President, Access and Energy. He previously served as president of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc. (Nasdaq:QCOM), a mobile technology company, from 2011 to 2013. He served as President, Chief Executive Officer and a director of Atheros Communications, Inc. (Nasdaq:ATHR), a fabless semiconductor company, from 2003 until its 2011 acquisition by Qualcomm. Dr. Barratt has served on the board of directors of Intuitive Surgical, Inc. (Nasdaq:ISRG), a medical devices company, since April 2011, and as chair of the board of directors since April 2020. Dr. Barratt previously served on the board of directors of IonQ, Inc. (NYSE: IONQ), a quantum computing company, from January 2021 until June 2024. Dr. Barratt holds Ph.D. and M.S. degrees from Stanford University, as well as a B.E. in electrical engineering and a B.S. degree in pure mathematics and physics from the University of Sydney in Australia.
In connection with Dr. Barratt’s service as a director, he will be entitled to the Company's customary compensatory arrangement for non-employee directors, including an annual retainer of $60,000 for Board service and an annual retainer of $12,500 for Audit Committee service, each of which will be prorated for 2025. In addition, upon his initial election to the Board, Dr. Barratt will be granted a one-time restricted stock unit (“RSU”) award with a fair market value of $330,000, pursuant to the terms of the Company's 2024 Stock Option and Incentive Plan (the “Award”). The RSUs subject to the Award will vest in equal annual installments over three years from the date of the grant, subject to Dr. Barratt’s continued service to the Company. In addition, Dr. Barratt will enter into the Company’s standard form of indemnification agreement.
There are no arrangements or understandings between Dr. Barratt and any other person pursuant to which Dr. Barratt was selected as a director. In addition, there are no transactions in which Dr. Barratt has an interest that would require disclosure under Item 404(a) of Regulation S-K. Dr. Barratt does not have any family relationships with any of the Company’s directors or executive officers.
A copy of the press release related to Dr. Barratt’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by Astera Labs, Inc. dated March 3, 2025.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2025	Astera Labs, Inc.

By: /s/ Philip Mazzara
Name: Philip Mazzara
Title: General Counsel